Spherix Announces Second Quarter Financial Results

- CONFERENCE CALL TO BE HELD ON AUGUST 18 AT NOON ET -

BETHESDA, Md., Aug. 12, 2011 /PRNewswire/ -- Spherix Incorporated (NASDAQ: SPEX) – an innovator in biotechnology for therapy in diabetes, metabolic syndrome and atherosclerosis, and providers of technical and regulatory consulting services to food, supplement, biotechnology and pharmaceutical companies – today reported financial results for the three and six months ended June 30, 2011.

Recent and Upcoming Highlights

  Pharmaceutical Development
    Announced the recently licensed compound, SPX10624258 (SPX106), significantly reduced serum triglycerides and cholesterol when administered in combination with D-tagatose for nine weeks to LDLr -/- mice compared with controls [triglycerides: -36% (p=0.01), cholesterol -19% (p=0.01)]
    Continued research contracts to investigate the role of D-tagatose in lowering triglycerides
    Continued preclinical testing of SPX106 in combination with D-tagatose for treatment of high triglycerides and cholesterol
    Began preclinical testing of SPX106 alone as a treatment for high triglycerides, atherosclerosis and the metabolic syndrome
    Seeking a strategic partner for the continued development of D-tagatose as a treatment for Type 2 diabetes

  Health Sciences Consulting
    Recent and upcoming trade and professional shows:
      April 9, 2011: Dr. Claire Kruger, Spherix CEO, spoke at the American Dietetic Association's Nutrition News Forecast 2011 in Chicago
      May 16, 2011: Spherix Consulting's Principal Advisor, Dr. A. Wallace Hayes, presented at the American College of Toxicology's Toxicology for Industrial and Regulatory Scientists Program in Falls Church, Va.; his presentation, "Basic Principles of Toxicology," was co-authored by Dr. Kruger
      July 26-27, 2011: Dr. Kruger, Dr. Hayes and Dr. Nancy Booth, Spherix's Senior Science Consultant, presented "Toxicology and Safety Studies: What Does FDA Really Expect, and Do You Need to Do It?"  and "GRAS Affirmation and NDIs: What is the Difference? When and How to Use GRAS vs. NDI, and Understanding the Food Ingredient/Dietary Ingredient Distinction," at the UPNA Seminar: NDI Guidance: Understanding The New Safety Paradigm, in Salt Lake City
      August 17, 2001: Dr. Kruger is to deliver, "Regulatory Pathways to Market: A Discussion of Dietary Supplements, Medical Food, and Nutraceuticals," at the Pharmaceutical Education & Research Institute, Inc. (PERI)'s Webinar

  Corporate
    June 16, 2011: Dr. Kruger presented to investors as part of the 5th Lippert/Heilshorn & Associates Life Sciences & Medical Technologies Virtual Conference
    August 18, 2011: Management will provide a business update in a conference call to be held at 12:00 noon Eastern time

Financial Results for the Three and Six Months Ended June 30, 2011

The net loss for the second quarter of 2011 was $1.0 million or $0.40 per share, compared with a net loss for the second quarter of 2010 of $2.6 million or $1.49 per share. The narrowing of the net loss was attributed mainly to lower research and development (R&D) expense.

R&D expense for the second quarter of 2011 was $0.4 million, a decrease of $1.1 million from R&D expense of $1.5 million in the prior year's second quarter. R&D expenses are entirely incurred by Biospherics, the Company's pharmaceutical development subsidiary. The decrease in R&D was attributed to lower spending following completion of a Phase 3 clinical trial and a Phase 2 dose-ranging trial to develop D-tagatose for the treatment of Type 2 diabetes. Second quarter 2011 R&D expense is related to the Company's preclinical trials for the use of both D-tagatose and SPX106 in lowering triglyceride levels. D-Tagatose, a naturally occurring sugar, is a low-calorie, full-bulk sweetener previously approved by the Food and Drug Administration (FDA) as a GRAS (Generally Recognized as Safe) food ingredient.

The next loss for the six months ended June 30, 2011 was $1.2 million or $0.50 per share, compared with a net loss for the six months ended June 30, 2010 of $4.7 million or $2.74 per share. R&D expense for the first half of 2011 was $0.8 million, down from $2.9 million in the comparable prior year period due to completion of the aforementioned clinical trials.

The Company had cash and cash equivalents of $5.6 million and working capital of $5.6 million as of June 30, 2011, compared with $5.6 million and $4.9 million, respectively, as of December 31, 2010. The Company raised $2.5 million, net of offering costs, in a registered direct offering of common stock and warrants during the first quarter of 2011.

Management Commentary

Commenting on the quarter and recent weeks, Dr. Kruger said, "We have moved forward with preclinical testing of our newly-licensed compound SPX106 for the treatment of dyslipidemia, both as monotherapy and in combination with D-tagatose, and we are delighted with the results thus far. In addition, D-tagatose alone continues to show efficacy in the treatment of high triglycerides and other metabolic disorders in preclinical studies. We are becoming more confident of the potential for these drugs as our research progresses, and we hope to advance these compounds into a human proof-of-concept study next year."

"Our discussions for a partner for D-tagatose for the Type 2 diabetes indication have continued during the quarter and recent weeks," Dr. Kruger added. "We believe that with its successful Phase 3 trial in the lowering of HbA1c levels in mild diabetics, admirable safety record and GRAS designation by the FDA that D-tagatose deserves a place in the treatment armamentarium."

Until June 2010 Biospherics' activities were limited to developing D-tagatose as a novel, first-in-class treatment for Type 2 diabetes. In June 2010 the Company announced that it will actively seek a corporate partner to continue the diabetes development and that it will also explore D-tagatose as a potential treatment for high triglycerides, a risk factor for atherosclerosis, myocardial infarction and stroke. The clinical trials in the use of D-tagatose for the treatment of Type 2 diabetes have been the primary focus of the Biospherics segment.

Business Update Conference Call and Webcast

Spherix management will host a conference call to provide a business update and answer questions on Thursday, August 18, 2011, beginning at 12:00 noon Eastern time. To access the conference call, from the U.S. please dial (866) 322-1352 and from outside the U.S. please dial (706) 643-6246. All listeners should provide the following passcode 91298673. Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Company's website, www.spherix.com.

Following the end of the conference call, a telephone replay can be accessed by dialing (855) 859-2056 from the U.S. or (404) 537-3406 from outside of the U.S. All listeners should provide the following passcode: 91298673. The webcast will be available for 30 days.

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company under the name Biospherics Research. The Company now leverages its scientific and technical expertise and experience through its two subsidiaries – Biospherics Incorporated and Spherix Consulting, Inc. Biospherics is dedicated to development of D-tagatose and recently completed a Phase 3 clinical trial to study the use of D-tagatose as a treatment for Type 2 diabetes. Biospherics is actively seeking a pharma partner to continue the diabetes development while exploring D-tagatose as a potential treatment for high triglycerides, a risk factor for atherosclerosis, myocardial infarction, and stroke. Spherix's Consulting subsidiary provides scientific and strategic support for suppliers, manufacturers, distributors and retailers of conventional foods, biotechnology-derived foods, medical foods, infant formulas, food ingredients, dietary supplements, food contact substances, pharmaceuticals, medical devices, consumer products and industrial chemicals and pesticides. For more information, please visit www.spherix.com.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release, including statements relating to planned clinical study design, regulatory and business strategies, plans and objectives of management and growth opportunities for existing or proposed products, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. The risks and uncertainties include, without limitation, risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured, we may lack financial resources to complete development of D-tagatose, the FDA may interpret the results of studies differently than us, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends, our continuing efforts to develop D-tagatose may be unsuccessful, our common stock could be delisted from the Nasdaq Capital Market, and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

- Tables Follow -

Condensed Consolidated Statements of Operations (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenue	$ 186,050	$ 327,139	$ 492,353	$ 659,430

Operating expenses
Direct costs	(119,019)	(112,270)	(249,315)	(231,899)
Research and development expense	(404,499)	(1,544,605)	(760,002)	(2,856,484)
Selling, general and administrative expense	(685,514)	(1,230,103)	(1,617,718)	(2,280,750)
Total operating expenses	(1,209,032)	(2,886,978)	(2,627,035)	(5,369,133)

Loss from operations	(1,022,982)	(2,559,839)	(2,134,682)	(4,709,703)
Interest income	866	2,228	2,085	4,216
Other income	8,377	-	53,007	-
Gain on settlement of obligations	-	-	845,000	-
Loss before taxes	(1,013,739)	(2,557,611)	(1,234,590)	(4,705,487)

Income tax expense	-	-	(14,485)	-

Net loss	$ (1,013,739)	$ (2,557,611)	$ (1,249,075)	$ (4,705,487)

Net loss per share, basic	$ (0.40)	$ (1.49)	$ (0.50)	$ (2.74)
Net loss per share, diluted	$ (0.40)	$ (1.49)	$ (0.50)	$ (2.74)

Weighted average shares outstanding, basic	2,562,488	1,715,065	2,505,568	1,715,065
Weighted average shares outstanding, diluted	2,562,488	1,715,065	2,505,568	1,715,065

Condensed Consolidated Balance Sheets
ASSETS	June 30, 2011 (Unaudited)	December 31, 2010
Current assets
Cash and cash equivalents	$ 5,564,198	$ 5,575,310
Trade accounts receivable, net of allowance of $0 and $65,000	320,515	285,859
Grants receivable	-	270,128
Other receivables	35,047	74,110
Prepaid research expenses	297,140	464,322
Prepaid expenses and other assets	102,286	155,261
Total current assets	6,319,186	6,824,990

Property and equipment, net of accumulated depreciation
of $231,988 and $197,971	122,518	154,161
Patents, net of accumulated amortization of $1,941 and $50,725	205	2,296
Deposit	35,625	35,625
Total assets	$ 6,477,534	$ 7,017,072

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$ 261,764	$ 1,211,561
Accrued salaries and benefits	345,958	563,706
Deferred revenue	68,442	170,641
Total current liabilities	676,164	1,945,908

Deferred compensation	-	550,000
Deferred rent	64,877	80,945
Total liabilities	741,041	2,576,853

Commitments and contingencies	-	-

Stockholders' equity
Preferred stock, $0.01 par value, 2,000,000 shares authorized;
5,250 series B issued and 1 outstanding at June 30, 2011
and December 31, 2010	-	-
Common stock, $0.01 par value, 5,000,000 shares authorized;
2,570,531 and 2,143,631 issued, 2,562,488 and 2,135,588
outstanding at June 30, 2011 and December 31, 2010,
respectively	25,705	21,436
Paid-in capital in excess of par value	41,109,894	38,568,814
Treasury stock, 8,043 shares, at cost at June 30, 2011
and December 31, 2010	(464,786)	(464,786)
Accumulated deficit	(34,934,320)	(33,685,245)
Total stockholders' equity	5,736,493	4,440,219
Total liabilities and stockholders' equity	$ 6,477,534	$ 7,017,072

CONTACT: Investor Relations, +1-301-897-2564, info@spherix.com